Exhibit 99.1

Bankrate Reports Second Quarter 2016 Financial Results

Raises Full Year Outlook with Addition of NextAdvisor

NEW YORK, NY – August 4, 2016 - Bankrate, Inc. (NYSE: RATE) today reported financial results for the quarter ended June 30, 2016.

Summary Financial Results:

In millions, except per share data	Q2 2016	Q2 2015	Growth

Total Revenue	$98.3	$89.3	10%

Net Income
GAAP (1)	(41.0)	0.3	NM
Adjusted (2)	9.7	14.6	-34%

Diluted earnings (loss) per share (EPS)
GAAP	(0.47)	0.00	NM
Adjusted	0.11	0.15	-27%

Total Adjusted EBITDA (2)	22.6	31.3	-28%

(1)	Non-cash impairment charge of $25 million and $20 million charge to reserve for a previously announced pending legal settlement result in GAAP Net Loss.
(2)

See reconciliation of GAAP to non-GAAP measures at the end of this press release; supplemental information can be found in the "Q2-16 Earnings Call Presentation" located in the "Investor Overview" section on http://investor.bankrate.com/.

Management Commentary:

“In our Credit Cards segment we accomplished much of what we set out to do in the second quarter of 2016, setting an all-time record for Credit Card segment revenue and scaling our card marketing.  However, even though Bankrate, Inc.’s revenue and Adjusted EBITDA exceeded the top end of our second quarter 2016 guidance, we are not satisfied, particularly with our Banking segment results.  There are a number of key initiatives and investments in process across Bankrate, Inc. that we believe will further our progress towards continued long-term revenue growth and a return to increased profitability,” said Kenneth S. Esterow, President and CEO of Bankrate, Inc.

Steven D. Barnhart, SVP and Chief Financial Officer added, “In our flagship Credit Cards segment, we have nearly doubled our marketing investment across SEM, display, social, and direct response television from prior year levels with positive contribution margin, as we continue to diversify our consumer demand for credit cards beyond natural search.  With NextAdvisor’s leading content marketing capabilities, we expect to further accelerate our efforts in aggregating consumer demand.

“In our Banking segment, mortgage consumer inquiry revenue growth of 48% was driven by our ongoing value-based pricing efforts.  However, macro trends in online advertising for deposits continue to weigh on the Banking segment results.  This led us to conclude that the goodwill relating to our Banking segment was impaired, and to record a non-cash impairment charge in the second quarter.”

Second Quarter 2016 Financial Highlights:

•

Total second quarter revenue of $98.3 million, up 10% versus second quarter of 2015.  Cards consumer inquiry revenue up 38% versus second quarter of 2015.  Mortgage consumer inquiry revenue up 48% versus second quarter of 2015.

•	Non-cash impairment charge of $25 million, along with a $20 million charge to reserve for a previously announced pending legal settlement, resulted in GAAP Net Loss.
•	Second quarter GAAP Net Loss of $(41.0) million, representing loss per share of $(0.47); Adjusted Net Income in the second quarter of $9.7 million representing earnings per share of $0.11.
•	Second quarter Adjusted EBITDA of $22.6 million, down 28% versus second quarter of 2015.

Second Quarter 2016 Business Highlights:

Credit Cards Segment:

•	Total segment revenue of $69.7 million, an all-time record for the Credit Card segment, driven by 38% growth in consumer inquiry revenue.
•	Total segment Adjusted EBITDA of $24.7 million, 4% lower versus second quarter of 2015. Strong revenue growth from paid marketing did not fully offset the expected impact of lower organic traffic.
•	Integration of the NextAdvisor acquisition started with the launch of content marketing for CreditCards.com category pages.
•

Released CreditCards.com ‘Score and Report’ App.  Beyond just monitoring their credit scores, ‘Score and Report’ helps consumers track spending and debt utilization trends along with monitoring account payment history.

Banking Segment:

•

Total segment revenue of $23.2 million, a 14% decline versus second quarter of 2015 on lower deposit consumer inquiry revenue and display revenue.  Mortgage consumer inquiry revenue increased 48% versus second quarter of 2015 due to our value-based pricing initiatives.

•	Total segment Adjusted EBITDA of $4.8 million, $4.4 million lower versus second quarter of 2015. Advertiser weakness in deposit consumer inquiry and display revenue led to the decline.

•	Programmatic ad revenue increased 49%, sequentially versus first quarter of 2016, as we continue to optimize our programmatic ad serving technology and work with additional exchange providers.

Senior Care Segment:

•	Total segment revenue of $6.0 million was 5% higher versus second quarter of 2015.
•	The number of participating senior living communities in the Caring network reached an all-time high in June 2016, up 20% versus the second quarter of 2015.

Business Outlook Third Quarter and Full Year 2016:

The following guidance for the third quarter and full year 2016 reflects the impact of the acquisition of NextAdvisor, which was completed on June 17, 2016.

Bankrate, Inc.’s guidance for the third quarter ending September 30, 2016:

•	Revenue is expected to be in the range of $110 million to $116 million.
•	Adjusted EBITDA is expected to be in the range of $23 million to $25 million.

Bankrate, Inc.’s guidance for the full year ending December 31, 2016:

•	Revenue is expected to be in the range of $419 million to $430 million.
•	Adjusted EBITDA is expected to be in the range of $99 million to $103 million.

August 4, 2016 at 5:00 p.m. EDT - Conference Call Interactive Dial-In and Webcast Information:

To participate in the teleconference please dial: (877) 809-9810 and enter the passcode 51877582.  International callers should dial: (330) 863-3286 and enter the passcode 51877582.  Please access the call at least 10 minutes prior to the time the conference is set to begin. A webcast of this call can be accessed at Bankrate’s website: http://investor.bankrate.com/.

Second Quarter 2016 Earnings Call Presentation:

Supplemental information including segment metrics and non-GAAP information can be found in the "Second Quarter 2016 Earnings Call Presentation" located in the "Investor Overview" section on http://investor.bankrate.com/.

Replay Information:

A replay of the conference call will be available beginning August 4, 2016 at 8:00 p.m. ET / 5:00 p.m. PT through August 11, 2016 at 8:00 p.m. ET / 5:00 p.m. PT.  To listen to the replay, call (855) 859-2056 and enter the passcode: 51877582.  International callers should dial (404) 537-3406 and enter the passcode: 51877582.

Non-GAAP Measures:

To supplement Bankrate’s financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Bankrate uses non-GAAP measures of certain components of financial performance, including EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance investors’ overall understanding of Bankrate’s current financial performance and its prospects for the future.  Specifically, Bankrate believes the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results.  In addition, because Bankrate has historically reported certain non-GAAP results to investors, Bankrate believes the inclusion of non-GAAP measures provides consistency in its financial reporting. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the financial tables below.

About Bankrate, Inc.

Bankrate (NYSE: RATE) is a leading online publisher, aggregator, and distributor of personal finance content.  The Company’s vision is to help consumers Maximize Your Money™ when they borrow, save or invest. With this in mind, RATE aggregates large scale audiences of in-market consumers by providing them with proprietary, fully researched, comprehensive, independent and objective personal finance and related editorial content across multiple vertical categories including credit cards, mortgages, deposits, senior care and other categories, such as personal and auto loans retirement, and taxes.  RATE’s flagship sites Bankrate.com,  CreditCards.com, and Caring.com are leading destinations in each of their respective verticals and connect their vast audiences with financial service and senior care providers and other contextually relevant advertisers. RATE also owns and operates a number of specialist sites, apps and social platforms, including NextAdvisor.com,  The Points Guy,  Interest.com,  Quizzle.com and Walla.by.  Bankrate also develops and provides content, tools, web services and co-branded websites to over 100 online partners, including Yahoo!, CNBC and MarketWatch. In addition, Bankrate licenses editorial content to leading news organizations such as The Wall Street Journal and The New York Times.

Cautionary Statement Regarding Forward Looking Statements

Certain matters included in this press release may be “forward-looking statements” which involve risks and uncertainties.  Those statements include statements regarding the intent, belief or current expectations of the Company and members of our management team.  Such forward-looking statements include, without limitation, statements made with respect to future revenue, revenue growth, market acceptance of our products, our strategy and profitability.  Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.  While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known or unknown factors, and it is impossible for us to anticipate all factors that could affect our actual results.  Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include the following:  the willingness or interest of banks, lenders, brokers, credit card issuers, senior care providers and other advertisers in the business verticals in which we operate to advertise on our websites or mobile applications, or purchase our leads, clicks, calls and referrals; changes in application approval rates by our credit card issuer customers; increased competition and its effect on our website traffic, click-through rates, advertising rates, margins, and market share; our dependence on internet search engines to attract a significant portion of the visitors to our websites and our ability to diversify the sources from which we obtain visitor traffic to our websites and mobile applications, including without limitation through use of social media channels; changes in the way that search engines display paid and organic search results and the impact of those changes on the number of consumers that visit our online network and the cost of driving consumers to our online network; our dependence on traffic from our partners to produce a significant portion of the Company's revenue and our ability to establish and maintain distribution arrangements; risks related to the successful integration of the NextAdvisor business acquired and the ability to realize the expected benefits from such acquisition; risks and uncertainties associated with the NextAdvisor business; the willingness of consumers to accept the Internet and our online network as a medium for obtaining information on financial products or senior care; shift of visitors from desktop to mobile and mobile app environments; the rate of conversion of consumers' visits to our websites or mobile applications into senior care referrals and the rate at which those referrals result in move-ins with our senior care customers; the number of consumers seeking information about the financial and senior care products we have on our websites or mobile applications; our ability to successfully execute on our strategies, and the effectiveness of our strategies and investments in our business, including without limitation whether they result in increased revenue or profitability; our ability to maintain good working relationships with our customers and third-party providers and to continue to attract new customers; the material weakness in the operating effectiveness of our internal controls over financial reporting discussed in our 2015 Annual Report on Form 10-K and our ability to remediate the weakness completely and promptly; risks relating to the defense or litigation of lawsuits, including without limitation the failure to obtain preliminary or final court approval of the proposed settlement of the putative securities law class action lawsuit described in our SEC filings or delay in obtaining such approval, risks related to decisions by class members to opt out of or object to the proposed settlement, or the potential impact of the proposed settlement on our stock price; the timing and outcome of, including potential expense associated with, and the potential impact on our business and stock price of any announcements regarding, the United States Department of Justice investigation relating to our financial reporting during 2012; the timing and outcome of, including potential expense associated with, and the potential impact on our business and stock price of any announcements regarding, the Consumer Financial Protection Bureau investigation; the costs of indemnification obligations to former directors, officers and employees; any delay, or failure to pay, or contractually required reduction in the deferred portion of the purchase price in connection with the sale of the Company's Insurance business in December 2015; our ability to anticipate and manage cybersecurity risk and data security risk and to mitigate or resolve issues that may arise; the effects of any security breach, data breach or cyberattack on our systems, websites or mobile applications, or on our reputation, and the impact of any notification costs or other liability arising from any security breach, data breach or cyberattack on our business; technological changes and our ability to adapt to new or evolving technologies that affect our business environment or operations; our ability to maintain effective disclosure controls and procedures and internal control over financial reporting; our ability to manage traffic on our websites or mobile applications, and service interruptions; our ability to maintain and develop our brands and content; our indebtedness and the effect such indebtedness may have on our business; our need and our ability to obtain additional debt or equity financing; our ability to integrate the operations and realize the expected benefits of businesses that we have acquired and may acquire in the future; the effect of unexpected liabilities we assume (whether intentional or not) from our acquisitions; the effect of programmatic advertising platforms on display revenue; our ability to attract and retain executive officers and personnel; any failure or refusal by our insurance providers to provide coverage under our insurance policies, including without limitation in connection with the putative securities class action lawsuit; our ability to protect our intellectual property; the effects of potential liability for content on our websites or mobile applications; the effect of our operations in the United Kingdom and possible expansion to other international markets, in which we may have limited experience, and our ability to successfully execute on our business strategies in international markets; the strength of the U.S. economy in general and the financial services industry in particular; changes in monetary and fiscal policies of the U.S. government and interest rate volatility; changes in consumer spending and saving habits; review of our business and operations by regulatory or other governmental authorities; changes in laws and regulations or interpretations of laws and regulations, other changes in the legal and regulatory environment, and the impact of such changes on the operation of our business; any impairment to our goodwill and/or intangible assets, including without limitation the impairment of our Banking segment and the potential for impairment of the goodwill of our Senior Care segment as discussed in our SEC filings; changes in accounting principles, policies, practices or guidelines; and our ability to manage the risks involved in the foregoing. For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion without limitation under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 along with any modifications or updates to those “Risk Factors” in our Quarterly Reports on Form 10-Q.  These documents are available on the SEC’s website at www.sec.gov.  Any factor described above or in our SEC reports could, by itself or together with one or more other factors, adversely affect our financial results and condition. We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you.  We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

-Financial Statements Follow-

###

For more information contact:

Steven D. Barnhart

SVP, Chief Financial Officer

steve.barnhart@bankrate.com

(917) 438-9558

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2016	2015
Assets
Cash and cash equivalents	$121,951	$237,204
Accounts receivable, net of allowance for doubtful accounts of
$142 and $147, respectively	59,054	56,265
Prepaid expenses and other current assets	33,614	27,773
Total current assets	214,619	321,242
Furniture, fixtures and equipment, net of accumulated depreciation of
$16,977 and $16,027, respectively	10,294	10,189
Intangible assets, net of accumulated amortization of
$185,212 and $168,627, respectively	218,714	205,766
Goodwill	609,008	567,544
Other assets	35,143	23,127
Total assets	$1,087,778	$1,127,868
Liabilities and stockholders' equity
Liabilities
Accounts payable	$5,442	$10,147
Accrued expenses	30,689	25,838
Deferred revenue and customer deposits	1,509	1,508
Accrued interest payable	6,984	6,890
Other current liabilities	26,385	15,583
Total current liabilities	71,009	59,966
Deferred income taxes	6,950	7,552
Long term debt, net of unamortized discount	294,487	293,284
Other liabilities	41,111	5,871
Total liabilities	413,557	366,673
Commitments and contingencies
Stockholders' equity
Common stock, par value $.01 per share -
300,000,000 shares authorized
103,241,990 shares and 103,845,310 shares issued,
respectively; 90,266,376 shares and 96,794,018 shares outstanding, respectively	1,034	1,039
Additional paid-in capital	893,705	886,261
Accumulated deficit	(77,659)	(36,985)
Less: Treasury stock, at cost - 12,975,614 shares and 7,051,292 shares, respectively	(142,198)	(88,616)
Accumulated other comprehensive loss	(661)	(504)
Total stockholders' equity	674,221	761,195
Total liabilities and stockholders' equity	$1,087,778	$1,127,868

Bankrate, Inc. and Subsidiaries

Condensed Consolidated Statements of Income (Loss)

(Unaudited)

(In thousands, except share and per share data)

	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenue	$98,302	$89,334	$191,780	$178,560

Costs and expenses:
Cost of revenue	52,641	41,768	99,952	83,174
Sales and marketing	4,471	4,401	9,366	8,504
Product development and technology	7,470	5,796	14,049	10,740
General and administrative	19,822	16,510	36,710	32,399
Legal settlements	20,000	3	19,149	3
Acquisition, disposition and related expenses	1,335	311	1,335	574
Restructuring charges	-	-	(34)	-
Changes in fair value of contingent acquisition consideration	263	628	101	387
Impairment charge	25,000	-	25,000	-
Depreciation and amortization	11,079	9,744	20,706	19,302
Total costs and expenses	142,081	79,161	226,334	155,083
(Loss) income from operations	(43,779)	10,173	(34,554)	23,477

Interest and other expenses, net	4,974	6,414	9,822	11,683

(Loss) income before taxes	(48,753)	3,759	(44,376)	11,794
Income tax (benefit) expense	(7,444)	1,647	(3,788)	5,303
Net (loss) income from continuing operations	(41,309)	2,112	(40,588)	6,491

Net income (loss) from discontinued operations	353	(1,792)	(86)	(1,221)
Net (loss) income	$(40,956)	$320	$(40,674)	$5,270

Basic net (loss) income per share:
Continuing operations	$(0.47)	$0.02	$(0.45)	$0.07
Discontinued operations	-	(0.02)	-	(0.02)
Basic net (loss) income per share	$(0.47)	$0.00	$(0.45)	$0.05

Diluted net (loss) income per share:
Continuing operations	$(0.47)	$0.02	$(0.45)	$0.07
Discontinued operations	-	(0.02)	-	(0.02)
Diluted net (loss) income per share	$(0.47)	$0.00	$(0.45)	$0.05

Weighted average common shares outstanding:
Basic	88,030,655	98,592,056	90,469,093	98,502,592
Diluted	88,030,655	99,157,615	90,469,093	99,055,782

Net (loss) income	$(40,956)	320	(40,674)	5,270
Other comprehensive (loss) income, net of tax	94	138	(157)	27
Comprehensive (loss) income	$(40,862)	$458	$(40,831)	$5,297

Bankrate, Inc. and Subsidiaries

Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

	(Unaudited)		(Unaudited)
	Three months ended		Six months ended
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenue	$98,302	$89,334	$191,780	$178,560

Adjusted EBITDA (1)	$22,616	$31,268	$45,925	$63,346
Adjusted EBITDA margin	23.0%	35.0%	23.9%	35.5%

Adjusted net income (2)	$9,650	$14,559	$20,479	$30,240
Adjusted EPS	$0.11	$0.15	$0.23	$0.31

Adjusted weighted average common shares outstanding (diluted):	88,563,552	99,157,615	91,005,953	99,055,782

(1) Adjusted EBITDA adds back interest and other expense; income tax (benefit) expense; depreciation and amortization; net income (loss) from discontinued operations; changes in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges; any impairment charge; Next Advisor contingent payments for the acquisition; costs related to the restatement, the internal review, the SEC and DOJ investigations and related litigation and indemnification obligations; purchase accounting adjustments; stock-based compensation; legal settlements; and the Adjusted EBITDA results of the operations in China as we are winding them down and ceasing the operations.

Reconciliation of Adjusted EBITDA
Net (loss) income	$(40,956)	$320	$(40,674)	$5,270
Interest and other expenses, net	4,974	6,414	9,822	11,683
Income tax (benefit) expense	(7,444)	1,647	(3,788)	5,303
Depreciation and amortization	11,079	9,744	20,706	19,302
Earnings before interest, taxes, depreciation and amortization (EBITDA)	(32,347)	18,125	(13,934)	41,558
Net loss (income) from discontinued operations	(353)	1,792	86	1,221
China Adjusted EBITDA loss	598	64	770	292
Changes in fair value of contingent acquisition consideration	263	628	101	387
Acquisition, disposition and related expenses	1,335	311	1,335	574
Next Advisor contingent payments	1,371	-	1,371	-
Restatement-related expenses	1,995	5,385	3,422	9,558
Impact of purchase accounting	-	1	-	35
Stock-based compensation (4)	4,754	4,959	8,659	9,718
Legal settlements	20,000	3	19,149	3
Restructuring charge	-	-	(34)	-
Impairment	25,000	-	25,000	-
Adjusted EBITDA	$22,616	$31,268	$45,925	$63,346

(2) Adjusted net income adds back net income (loss) from discontinued operations; income tax (benefit) expense; non-recurring change in fair value of contingent acquisition consideration; acquisition, disposition, offering and related expenses; restructuring charges; any impairment charge; Next Advisor contingent payments for the acquisition; costs related to the restatement, the internal review, the SEC and DOJ investigations and related litigation and indemnification obligations; purchase accounting adjustments; stock-based compensation; legal settlements; amortization; and the Adjusted EBITDA results of the operations in China as we are winding them down and ceasing the operations; net of tax.

Reconciliation of Adjusted net income
Net (loss) income	$(40,956)	$320	$(40,674)	$5,270
Net loss (income) from discontinued operations	(353)	1,792	86	1,221
China Adjusted EBITDA loss	598	64	770	292
Income tax (benefit) expense	(7,444)	1,647	(3,788)	5,303
Change in fair value of contingent acquisition consideration due to change in estimate (3)	95	-	(221)	(946)
Acquisition, disposition and related expenses	1,335	311	1,335	574

Next Advisor contingent payments	1,371	-	1,371	-
Restatement-related expenses	1,995	5,385	3,422	9,558
Impact of purchase accounting	-	1	-	35
Stock-based compensation (4)	4,754	4,959	8,659	9,718
Legal settlements	20,000	3	19,149	3
Amortization	9,425	9,386	18,497	18,546
Restructuring charge	-	-	(34)	-
Impairment	25,000	-	25,000	-
Adjusted income before tax	15,820	23,868	33,572	49,574
Income tax (5)	6,170	9,309	13,093	19,334
Adjusted net income	$9,650	$14,559	$20,479	$30,240

(3) Change in fair value of contingent acquisition consideration due to change in estimate represents changes in fair value attributable to changes in expected earnings of acquired businesses.
Reconciliation of change in fair value of contingent acquisition consideration
Change in fair value of contingent acquisition consideration	$263	$628	$101	$387
Less: Change in fair value due to passage of time	168	628	322	1,333
Change in fair value of contingent acquisition consideration due to change in estimate	$95	$-	$(221)	$(946)

(4) Stock-based compensation is recorded in the following line items:
Cost of revenue	$481	$499	$909	$978
Sales and marketing	458	687	934	1,339
Product development and technology	1,122	963	1,866	1,863
General and administrative	2,693	2,810	4,950	5,538
Total stock-based compensation expense	$4,754	$4,959	$8,659	$9,718

(5) Assumes 39% income tax rate.